Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                   REPORTS INCREASE IN THIRD QUARTER EARNINGS


GLADSTONE, N.J.--(BUSINESS WIRE)--November 1, 2007 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $2.6 million for the third quarter of 2007, an increase of $1.3 million or 90.4 percent compared to the same period last year. Diluted earnings per share were $0.32 for the third quarter of 2007 and $0.17 for the third quarter of 2006. The annualized return on average assets was 0.81 percent and the annualized return on average equity was 9.91 percent for the third quarter of 2007. These results include the impact of the 2006 balance sheet restructuring initiative that resulted in an after-tax charge of $1.1 million, or $0.13 per diluted share in the third quarter of 2006. Excluding the 2006 restructuring impact on quarterly earnings, the Corporation would have reported an increase in net income of $140 thousand, or 5.6 percent, in the third quarter of 2007. Diluted earnings per share excluding the restructuring charge were $0.30 in the third quarter of 2006.

         Net income was $8.2 million for the nine months ended September 30, 2007 as compared to $7.3 million for the same period of 2006, an increase of $822 thousand or 11.2 percent. Diluted earnings per share were $0.97 for the first nine months of 2007 compared to $0.88 for the same period in 2006. The return on average assets was 0.83 percent and the return on average equity was
10.25 percent for the nine months ended September 30, 2007. Net income for the first nine months of 2007 declined $296 thousand, or 3.5 percent, when compared $8.5 million for the first nine months of 2006 excluding the impact of the restructuring initiative. Diluted earnings per share excluding the restructuring charge were $1.01 for the nine months ended September 30, 2006.

EARNINGS

Net Interest Income

         On a fully tax-equivalent basis, net interest income for the third quarter of 2007 was $9.1 million, an increase of $980 thousand or 12.0 percent from the same quarter last year and an increase of $209 thousand or 2.3 percent over the second quarter of 2007. The net interest margin, on a fully tax-equivalent basis, for the third quarter of 2007 was 2.92 percent as compared to 2.59 percent for the same period last year and 2.86 percent in the second quarter of 2007. The increased emphasis on commercial and construction loans in accordance with the Corporation's strategic plan has contributed to the improvement in the margin. The Corporation expects the margin to improve further as the plan progresses.

         The yield on earning assets increased by 26 basis points to 5.92 percent in the third quarter of 2007 compared to 5.66 percent for the third quarter of 2006. Funding costs of interest-bearing liabilities declined slightly from 3.73 percent for the third quarter of 2006 to 3.71 percent for the third quarter of 2007. The market for retail deposits remains very competitive and the positive effect of higher deposits was offset in part by a change in the funding mix into higher cost products.

         For the third quarter of 2007, average loans increased $61.5 million to $917.6 million as compared to $856.1 million for the same quarter of 2006. Commercial mortgages, commercial loans and commercial construction loans increased $58.6 million, or 19.0 percent. The average installment loan portfolio grew by $3.3 million or 9.8 percent, during this period.

         Frank Kissel, Chairman and CEO, states, "The intended effects of the balance sheet restructuring initiative undertaken in the third quarter of 2006, enhancing net interest margin and decreasing overall interest rate risk, are being realized. We are pleased that the net interest margin for the third quarter of 2007 shows a 33 basis point improvement over the third quarter of 2006 and average borrowings have declined by more than $94 million."

         Mr. Kissel continued, "Another strategy we initiated this year was to shift our asset mix to place more emphasis on commercial loans and mortgages and this strategy is also showing strong results. Most of the loan growth this quarter was in the commercial loan portfolios. While we have been successful in growing the commercial business, our conservative underwriting requirements remain unchanged. We believe that a material shift in our asset mix to higher yielding commercial loans will deliver improved earnings performance over the coming years. Our balance sheet is uniquely suited to accommodate a gradual and significant change."

         Average deposits grew $77.4 million, or 7.2 percent, for the third quarter of 2007 to $1.16 billion from $1.08 billion in the third quarter of 2006. For the third quarter of 2007, money market accounts grew $56.6 million, or 17.3 percent, when compared for the same quarter of 2006, averaging $384.0 million. Certificates of deposit increased $30.9 million, or 8.5 percent, on average to $396.5 million for the third quarter of 2007. Certificates of deposit paid an average of 4.90 percent, and money market accounts paid an average of
3.94 percent  during the third  quarter of 2007, as compared to 4.64 percent and
4.09 percent, respectively, in the same period a year ago.

         Average short-term borrowings declined to zero for the third quarter of 2007 from $58.0 million for the same quarter of 2006, a result of the strategic decision initiated in the third quarter of 2006 to reduce exposure to high-cost, short-term borrowings and reduce interest rate risk. Average demand deposits increased $7.6 million or 4.3 percent in the third quarter of 2007 from the year ago period.

Other Income

         Other income recorded in the third quarter of 2007 was $3.2 million as compared to $915 thousand for the third quarter of 2006, which was primarily due to the net loss on securities sales of $1.8 million in the third quarter of last year. Fee income generated by PGB Trust and Investments was $2.3 million, an increase of $380 thousand or 20.3 percent over the same quarter a year ago. The market value of trust assets under administration was in excess of $2.06 billion at September 30, 2007, an increase of $261.2 million or 14.4 percent over the market value at September 30, 2006. Mr. Kissel noted, "PGB Trust and Investments is not only an important service for our clients, but it is also a valuable source of fee income to our organization."

         There were no securities gains or losses for the third quarter of 2007, while the restructuring initiative of 2006 resulted in net securities losses of $1.8 million in the third quarter.

Other Expenses

         Other expenses totaled $8.1 million for the third quarter of 2007 as compared to $7.3 million for the same quarter of 2006, an increase of $827 thousand or 11.4 percent. Salaries and benefits expense for the third quarter of 2007 was $4.4 million, increasing $494 thousand or 12.6 percent. Normal salary increases, additions to the professional lending and branch staff and higher group health insurance accounted for the increase. Premises and equipment expenses were $2.0 million and $1.8 million for the third quarter of 2007 and 2006, respectively, an increase of $189 thousand, or 10.6 percent, reflecting investments in a new branch and equipment. All other expense categories increased $144 thousand or 9.2 percent for the third quarter of 2007 as compared to 2006 due in part to increased advertising expense. The Corporation opened its newest branch in Summit in March.

ASSET QUALITY

         Non-performing loans totaled $5.6 million or 0.60 percent of total loans at September 30, 2007, as compared to $615 thousand or 0.07 percent at September 30, 2006. The balance of non-performing assets at September 30, 2007 includes two commercial loans totaling $5.3 million. These loans are both well collateralized by properties with appraised values in excess of the loan amounts. Peapack-Gladstone Bank has no sub-prime loans or other higher-interest rate loans to consumers with impaired or non-existent credit histories in its mortgage loan portfolio.

         The allowance for loan losses was $7.1 million or 0.75 percent of total loans at September 30, 2007 as compared to $6.6 million or 0.77 percent of total loans at September 30, 2006. There were net charge-offs of $7 thousand and $10 thousand recorded in the third quarters of 2007 and 2006, respectively.

CAPITAL

         At September 30, 2007, shareholders' equity totaled $107.1 million as compared with $103.5 million at September 30, 2006, an increase of $3.7 million or 3.5 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at September 30, 2007 were 8.48 percent, 14.95 percent and 15.91 percent, respectively.

         In accordance with our stock buy back program for the purchase of 150,000 shares, the Corporation repurchased 12,000 shares during the third quarter of 2007. A total of 72,900 shares have been repurchased since the program was originally announced in April 2005 and 77,100 shares are eligible to be repurchased under the program in the future.

         Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.33 billion as of September 30, 2007. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 22 branches in Somerset, Hunterdon, Morris and Union Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
                --------------

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

   o  Effectiveness of the Corporation's balance sheet restructuring  initiative
   o  Unexpected decline in the direction of the economy in New Jersey.
   o  Unexpected changes in interest rates.
   o  Failure to grow commercial loans.
   o  Inability to manage growth in commercial loans.
   o  Unexpected loan prepayment volume.
   o  Unanticipated exposure to credit risks.
   o  Insufficient allowance for loan losses.
   o  Competition from other financial institutions.
   o Adverse effects of new government regulation or different than anticipated effects from existing regulations.
   o  Decline in the levels of loan quality and origination volume.
   o  Decline in trust assets or deposits.

Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                 At or For The Three Months     At or For The Nine Months
                                           Ended                           Ended
                                        September 30,                  September 30,
                                     2007          2006            2007            2006
                                     ----          ----            ----            ----
Income Statement Data:
Interest Income                  $    18,256    $    17,524     $    53,445    $    49,900
Interest Expense                       9,369          9,669          27,564         25,292
                                 -----------    -----------     -----------    -----------
Net Interest Income                    8,887          7,855          25,881         24,608
Provision For Loan Losses                125             64             350            264
                                 -----------    -----------     -----------    -----------
Net Interest Income After
     Provision For Loan Losses         8,762          7,791          25,531         24,344
Trust Fees                             2,252          1,872           6,853          6,195
Other Income                             912            880           2,677          2,678
Securities Gains/(Losses)                 --         (1,837)            382         (1,781)
Other Expenses                         8,098          7,271          23,675         21,715
                                 -----------    -----------     -----------    -----------
Income Before Income Taxes             3,828          1,435          11,768          9,721
Income Tax Expense                     1,179             44           3,614          2,389
                                 -----------    -----------     -----------    -----------
Net Income                       $     2,649    $     1,391     $     8,154    $     7,332
                                 ===========    ===========     ===========    ===========

Balance Sheet Data:
Total Assets                                                    $ 1,334,953    $ 1,272,194
Federal Funds Sold and
   Short-Term Investments                                             2,503          3,820
Securities Held To Maturity                                          49,684         62,625
Securities Available For Sale                                       266,420        276,265
Loans                                                               943,356        861,339
Allowance For Loan Losses                                             7,112          6,629
Deposits                                                          1,151,397      1,086,534
Borrowings                                                           64,923         74,904
Shareholders' Equity                                                107,137        103,469

Trust Division Assets under
    Administration (Market
     Value, Not Included
     Above)                                                     $ 2,068,589    $ 1,807,418

Performance Ratios:
Return on Average Assets                0.81%          0.42%           0.83%          0.75%
Return on Average Equity                9.91           5.51           10.25           9.77


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                   At or For The Three Months      At or For The Nine Months
                                             Ended                           Ended
                                         September 30,                   September 30,
                                      2007           2006            2007            2006
                                      ----           ----            ----            ----
Net Interest Margin
    (Taxable Equivalent Basis)          2.92%           2.59%           2.86%           2.75%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                          $        --     $       550
Non-Accrual Loans                                                      5,613              65
Net Recoveries/(Charge-Offs)     $        (7)    $       (10)             (6)            (13)
Allowance For Loan Losses
    To Total Loans                                                      0.75%           0.77%

Per Share Data:
Earnings Per Share (Basic)       $      0.32     $      0.17     $      0.98     $      0.89
Earnings Per Share (Diluted)            0.32            0.17            0.97            0.88
Book Value Per Share                                                   12.89           12.53
Dividends Per Share                                                     0.46            0.43

Capital Adequacy:
Tier I Leverage                                                         8.48%           8.08%
Tier I Capital to Risk-
  Weighted Assets                                                      14.92           15.63
Tier I & II Capital to
    Risk-Weighted Assets                                               15.89           16.62


                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTER-TO-DATE
                                     (Tax-Equivalent Basis, Dollars in Thousands)

                                            September 30, 2007                         September 30, 2006
                                 Average        Income/                      Average        Income/
                                 Balance        Expense        Yield         Balance        Expense         Yield
                                 -------        -------        -----         -------        -------         -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   263,636    $     3,431          5.21%   $   346,130    $     4,009           4.63%
     Tax-Exempt (1) (2)             55,041            717          5.21         51,543            699           5.42
   Loans (2) (3)                   917,599         14,179          6.18        856,142         13,046           6.10
   Federal Funds Sold               11,116            149          5.36          2,298             30           5.25
   Interest-Earning Deposits           706              9          4.99          1,724             21           5.04
                               -----------    -----------   -----------    -----------    -----------    -----------
   Total Interest-Earning
     Assets                      1,248,098    $    18,485          5.92%     1,257,837    $    17,805           5.66%
                               -----------    -----------   -----------    -----------    -----------    -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          20,510                                      22,414
   Allowance for Loan
     Losses                         (6,996)                                     (6,515)
   Premises and Equipment           25,591                                      23,527
   Other Assets                     26,015                                      22,204
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         65,120                                      61,630
                               -----------                                 -----------
Total Assets                   $ 1,313,218                                 $ 1,319,467
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   126,506    $       254          0.80%   $   133,207    $       307           0.92%
   Money Markets                   384,013          3,778          3.94        327,374          3,348           4.09
   Savings                          68,796            118          0.69         79,881            139           0.70
   Certificates of Deposit         396,529          4,855          4.90        365,602          4,239           4.64
                               -----------    -----------   -----------    -----------    -----------    -----------
     Total Interest-Bearing
       Deposits                    975,844          9,005          3.69        906,064          8,033           3.55
   Borrowings                       35,578            364          4.09        129,966          1,636           5.04
                               -----------    -----------   -----------    -----------    -----------    -----------
   Total Interest-Bearing
      Liabilities                1,011,422          9,369          3.71      1,036,030          9,669           3.73
                               -----------    -----------   -----------    -----------    -----------    -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 183,500                                     175,892
   Accrued Expenses and
     Other Liabilities              11,365                                       6,543
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   194,865                                     182,435
Shareholders' Equity               106,931                                     101,002
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,313,218                                 $ 1,319,467
                               ===========                                 ===========
   Net Interest Income                        $     9,116                                       8,136
                                              ===========                                 ===========
     Net Interest Spread                                           2.21%                                        1.93%
                                                            ===========                                  ===========
     Net Interest Margin (4)                                       2.92%                                        2.59%
                                                            ===========                                  ===========

                                      PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTER-TO-DATE
                                     (Tax-Equivalent Basis, Dollars in Thousands)

                                           September 30, 2007                             June 30, 2007
                                 Average        Income/                      Average        Income/
                                 Balance        Expense        Yield         Balance        Expense         Yield
                                 -------        -------        -----         -------        -------         -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   263,636    $     3,431          5.21%   $   271,494    $     3,435          5.06%
     Tax-Exempt (1) (2)             55,041            717          5.21         56,597            740          5.23
   Loans (2) (3)                   917,599         14,179          6.18        890,939         13,590          6.10
   Federal Funds Sold               11,116            149          5.36         26,935            357          5.30
   Interest-Earning Deposits           706              9          4.99            718             10          5.77
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,248,098    $    18,485          5.92%     1,246,683    $    18,132          5.82%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          20,510                                      22,727
   Allowance for Loan
     Losses                         (6,996)                                     (6,896)
   Premises and Equipment           25,591                                      25,121
   Other Assets                     26,015                                      26,851
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         65,120                                      67,803
                               -----------                                 -----------
Total Assets                   $ 1,313,218                                 $ 1,314,486
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   126,506    $       254          0.80%   $   138,530    $       303          0.87%
   Money Markets                   384,013          3,778          3.94        371,605          3,669          3.95
   Savings                          68,796            118          0.69         70,232            122          0.69
   Certificates of Deposit         396,529          4,855          4.90        402,787          4,927          4.89
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    975,844          9,005          3.69        983,154          9,021          3.67
   Borrowings                       35,578            364          4.09         23,224            204          3.51
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,011,422          9,369          3.71      1,006,378          9,225          3.67
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 183,500                                     190,432
   Accrued Expenses and
     Other Liabilities              11,365                                      11,235
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   194,865                                     201,667
Shareholders' Equity               106,931                                     106,441
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,313,218                                 $ 1,314,486
                               ===========                                 ===========
   Net Interest Income                        $     9,116                                 $     8,907
                                              ===========                                 ===========
     Net Interest Spread                                           2.21%                                       2.15%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.92%                                       2.86%
                                                            ===========                                 ===========


                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                     YEAR-TO-DATE
                                     (Tax-Equivalent Basis, Dollars in Thousands)

                                           September 30, 2007                         September 30, 2006
                                 Average        Income/                      Average        Income/
                                 Balance        Expense        Yield         Balance        Expense         Yield
                                 -------        -------        -----         -------        -------         -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   272,355    $    10,375          5.08%   $   363,609    $    12,224          4.48%
     Tax-Exempt (1) (2)             56,041          2,196          5.22         53,530          2,140          5.33
   Loans (2) (3)                   893,319         40,962          6.11        813,736         36,265          5.94
   Federal Funds Sold               14,664            585          5.32          2,823            102          4.84
   Interest-Earning Deposits           773             30          5.25          1,195             42          4.74
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,237,152    $    54,148          5.84%     1,234,893    $    50,773          5.48%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,112                                      22,276
   Allowance for Loan
     Losses                         (6,888)                                     (6,477)
   Premises and Equipment           25,044                                      22,832
   Other Assets                     26,500                                      22,045
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         66,768                                      60,676
                               -----------                                 -----------
Total Assets                   $ 1,303,920                                 $ 1,295,569
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   133,954    $       839          0.84%   $   139,801    $       743          0.71%
   Money Markets                   377,922         11,283          3.98        304,092          8,252          3.62
   Savings                          70,520            365          0.69         84,120            435          0.69
   Certificates of Deposit         390,621         14,246          4.86        344,561         11,028          4.27
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    973,017         26,733          3.66        872,574         20,458          3.13
   Borrowings                       28,939            831          3.83        137,606          4,834          4.68
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,001,956         27,564          3.67      1,010,180         25,292          3.34
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 184,738                                     179,684
   Accrued Expenses and
     Other Liabilities              11,190                                       5,677
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   195,928                                     185,361
Shareholders' Equity               106,036                                     100,028
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,303,920                                 $ 1,295,569
                               ===========                                 ===========
   Net Interest Income                        $    26,584                                 $    25,481
                                              ===========                                 ===========
     Net Interest Spread                                           2.17%                                       2.14%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.86%                                       2.75%
                                                            ===========                                 ===========

(1) Average balances for available-for sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)   Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.